Exhibit 99.1

CTG Margins Expand in Third Quarter 2022 with Continued Transformation into Digital Solutions and Services Business

•
Improved mix of business as a result of digital transformation strategy drove gross margin expansion of 190 basis points to 24.3% on revenue of $75.0 million.
•
Revenue relatively unchanged year-over-year on a constant currency basis and excluding intentional disengagement of lower margin Non-Strategic Technology Services business.
•
North America and Europe IT Solutions and Services segments revenue increased on a constant currency basis and considering the impact in the prior year of the large training, implementation, and support engagement for a health system in North America.
•
North America and Europe IT Solutions and Services segments delivered combined gross margin of 29.1%, an increase of 130 basis points from the prior year.
•
Operating margin was 3.0%; non-GAAP operating margin expanded 70 basis points to 4.0%.
•
Achieved net income of $1.1 million; Adjusted EBITDA increased 2.1% to $3.8 million with a 100 basis points improvement in margin to 5.1%.
•
Generated $9.7 million of cash from operations in the quarter and $12.5 million year-to-date; free cash flow was $6.7 million year-to-date.
•
Eleviant acquisition accelerates strategy and portfolio innovation, while adding significantly higher margins.

BUFFALO, N.Y., November 8, 2022 – CTG (Nasdaq: CTG) (“Company”), a leader in North America and Western Europe helping companies employ digital IT solutions and services to drive their productivity and profitability, today reported its financial results for the third quarter ended September 30, 2022.

Filip Gydé, CTG President and CEO commented, “We believe our results continue to validate the effectiveness of our strategy to evolve into a digital solutions and services focused business with solid margin expansion against revenue headwinds. Our strategy is delivering an improved mix of digital IT solutions while reducing lower-margin, non-core business. Our gross margin expanded 190 basis points year-over-year and 40 basis points sequentially, and gross margin for our North America and Europe IT Solutions and Services segments was a combined 29.1%. We continued to strengthen our business and disengaged from $8.8 million of non-strategic staffing business in the quarter.”

Mr. Gydé added, “We are excited to add Eleviant, which we acquired at the end of the quarter on September 29, 2022, to our solutions team. A compelling addition, Eleviant further advances our strategy of transformation into a higher value digital IT solutions provider. Eleviant provides strong offerings in AI, machine learning, and intelligent automation while complementing many of our other solutions and services. With the addition of established talent in India gained with the acquisition, we have increased capacity and added greater flexibility and agility to our global delivery network. From a financial perspective, Eleviant provides approximately $10 million of incremental annual revenue and given its industry-leading margin profile, is immediately accretive to EBITDA margin. We expect to leverage the capabilities of our growing global team of associates to drive sales synergies and deliver even greater value for our clients.”

Consolidated Third Quarter 2022 Review (Narrative compares with prior-year period unless otherwise noted) (unaudited)

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Sept. 30, 2022	Oct. 1, 2021	Sept. 25, 2020	$	%	$	%
Revenue	$75,002	$90,603	$88,648	$(15,601)	-17.2%	$1,955	2.2%

GAAP Operating Income	$2,253	$2,702	$1,824	$(449)	-16.6%	$878	48.1%
GAAP Operating Margin	3.0%	3.0%	2.1%

Non-GAAP Operating Income*	$2,997	$2,982	$2,350	$15	0.5%	$632	26.9%
Non-GAAP Operating Margin*	4.0%	3.3%	2.7%

GAAP Net Income	$1,102	$1,672	$2,831	$(570)	-34.1%	$(1,159)	-40.9%
GAAP Net Margin	1.5%	1.8%	3.2%

Non-GAAP Net Income*	$1,612	$1,888	$2,568	$(276)	-14.6%	$(680)	-26.5%
Non-GAAP Net Income Margin*	2.1%	2.1%	2.9%

Adjusted EBITDA*	$3,824	$3,747	$3,332	$77	2.1%	$415	12.5%
Adjusted EBITDA Margin*	5.1%	4.1%	3.8%

* A reconciliation of GAAP to non-GAAP information is included in the financial tables below

•
Excluding the $5.7 million negative impact to revenue due to changes in foreign currency exchange rates and $8.8 million related to the disengagement from lower-margin non-strategic technology services business, revenue was down approximately 1%. Last year’s third quarter also benefited from the initial ramp up of a major engagement in North America.
•
Selling, general and administrative (SG&A) expenses declined 9.2% to $16.0 million reflecting strong cost discipline even as the Company continues to make investments in organic growth. As a percentage of sales, SG&A increased 190 basis points due to reduced operating leverage.
•
The effective tax rate was elevated in the quarter at 40.8% due to a reversal of deductions previously taken in a foreign jurisdiction.

Third Quarter Segment Performance

(unaudited)

IT Solutions and Services

North America

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Sept. 30, 2022	Oct. 1, 2021	Sept. 25, 2020	$	%	$	%
Revenue	$20,340	$21,215	$16,440	$(875)	-4.1%	$4,775	29.0%
Percent of total	27.1%	23.4%	18.6%

Gross profit	$7,723	$7,273	$6,025	$450	6.2%	$1,248	20.7%
Gross margin	38.0%	34.3%	36.6%

Contribution profit	$4,129	$3,809	$3,783	$320	8.4%	$26	0.7%
Contribution margin	20.3%	18.0%	23.0%

•
North America IT Solutions and Services gross margin expanded 370 basis points, despite lower revenue, given the improved mix of digital solutions. Lower revenue was the result of the current macroeconomic climate, which has slowed clients’ decision-making process for IT solutions and services. In addition, the prior-year third quarter realized the benefits of a substantial project that began ramping up in that quarter and was completed during the fourth quarter of 2021.

Europe

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Sept. 30, 2022	Oct. 1, 2021	Sept. 25, 2020	$	%	$	%
Revenue	$33,258	$39,199	$38,506	$(5,941)	-15.2%	$693	1.8%
Percent of total	44.4%	43.3%	43.4%

Gross profit	$7,870	$9,541	$9,877	$(1,671)	-17.5%	$(336)	-3.4%
Gross margin	23.7%	24.3%	25.7%

Contribution profit	$3,464	$4,358	$4,129	$(894)	-20.5%	$229	5.5%
Contribution margin	10.4%	11.1%	10.7%

•
On a constant currency basis, Europe IT Solutions and Services segment was relatively flat compared with the prior-year period even as macro-economic conditions presented headwinds in the European Union, particularly around labor constraints. Unfavorable foreign currency exchange rate fluctuations had a $5.7 million impact on revenue.
•
Contribution margin held relatively steady despite the revenue decline reflecting strong cost discipline.

Non-Strategic Technology Services

($ in thousands)	For the Quarter Ended			Change 2021-2022		Change 2020-2021
	Sept. 30, 2022	Oct. 1, 2021	Sept. 25, 2020	$	%	$	%
Revenue	$21,404	$30,189	$33,702	$(8,785)	-29.1%	$(3,513)	-10.4%
Percent of total	28.5%	33.3%	38.0%

Gross profit	$2,636	$3,476	$3,646	$(840)	-24.2%	$(170)	-4.7%
Gross margin	12.3%	11.5%	10.8%

Contribution profit	$2,061	$2,307	$2,156	$(246)	-10.7%	$151	7.0%
Contribution margin	9.6%	7.6%	6.4%

•
Non-Strategic Technology Services segment margins have improved as the Company selectively disengages from its lowest margin business.

Balance Sheet and Cash Flow

Cash and cash equivalents were $26.8 million, compared with $35.6 million at year-end 2021. The purchase price of Eleviant included $17.4 million in cash at closing. Net cash provided by operations was $12.5 million for the year-to-date period.

At quarter-end, the Company had no outstanding balance on its revolving line of credit facility or any other long-term debt. Days sales outstanding were 83 in the third quarter of 2022 compared with 82 in the prior-year period.

Successfully Executing on Strategy

CTG is a catalyst for digital transformation, helping IT and business leaders accelerate their effort to integrate digital technology into all areas of their operations to improve productivity, strengthen business processes, elevate internal controls, and deliver a higher value proposition to their customers. CTG’s strategy for growth is to transform into a higher performing, digital solutions based business. The three key elements of its strategy are to:

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Become a larger, more relevant global provider of digital IT solutions by capitalizing on the compelling trend of digital transformation, leverage the CTG brand built on reliability and results, and deliver solutions primarily to the energy, healthcare, finance, and manufacturing sectors.
•
Expand the team organically by adding highly qualified and experienced associates and employing innovative tools and methodologies, and by making selective acquisitions.
•
Strengthen its margin profile both by the mix of business and by reducing delivery costs including the disengagement from low margin IT staffing service support in its Non-Strategic Technology Services segment.

2022 Outlook

John M. Laubacker, Chief Financial Officer, said, “We continue to be impacted by a range of macroeconomic headwinds as well as business-specific challenges. These include the foreign currency translation impacts resulting from the significantly devalued Euro in the first three quarters of 2022. Additionally, the recent increase in the competition for resources in Europe is creating labor constraints in meeting client demand. Finally, the macroeconomic climate in both North America and Europe has slowed our clients’ decision-making process for IT solutions and services. As we mentioned in our first quarter release, we expected quarterly performance at the outset of 2022 to be uneven due to engagement timing, and we now expect that to continue for the rest of the year. As a result, we are adjusting our revenue for 2022 to range from $320 million to $330 million which includes a reduction of approximately $30 million from the prior year as a result of the intentional disengagement from the lowest margin business in our Non-Strategic Technology Services segment, $20 million from foreign currency exchange impacts, and a significant expected reduction in fourth quarter 2022 revenue compared with the prior year due to the completion of a large project in 2021.”

“Despite the top-line decrease and challenging macroeconomic headwinds, we expect our operating margins for the year to improve over the prior year given the positive ongoing changes to our business mix, and the lower revenue will be offset in part by these improving operating margins. We now expect 2022 GAAP diluted earnings per share to range from $0.42 to $0.48, and non-GAAP diluted earnings per share to range from $0.52 to $0.58. Our long-range goal remains unchanged as we drive our adjusted EBITDA margins to approximately 7%* by the end of 2023.”

* The corresponding GAAP measure to adjusted EBITDA is net income. The Company is not providing forward looking net income guidance given the significant effort and assumptions involved in measuring net income. The GAAP to non-GAAP tables below include net income to adjusted EBITDA displayed on historical results for the past five quarters and the trailing twelve months ended September 30, 2022.

Conference Call and Webcast

CTG will hold a conference call today, November 8, at 11:00 a.m. Eastern Time to discuss the Company’s financial results and business outlook. To access the live call, dial +1 877 704 4453. The conference call will also be available via webcast in the Investors section of CTG’s website at www.ctg.com.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday,
November 15, 2022, by dialing +1 844 512 2921 and entering the access code 13733214. The webcast will also be archived on CTG’s website in the Events & Presentations section for at least 90 days following completion of the live conference call. A transcript will also be posted to the website once available.

About CTG

CTG is a leading provider of digital transformation solutions and services that accelerate clients’ project momentum and achievement of their desired IT and business outcomes. We have earned a reputation as a faster and more reliable, results-driven partner focused on the integration of digital technology into all areas of its clients to improve their operations and increase their value proposition. CTG’s engagement in the digital transformation process drives improved data-driven decision making, meaningful business performance improvements, new and enhanced customer experiences, and continuous innovation. CTG has operations in North America, South America, Western Europe, and India. The Company regularly posts news and other important information at www.ctg.com.

Reconciliation of GAAP to non-GAAP Information

The Company has referenced non-GAAP information in this news release. The Company believes that the use of non-GAAP financial information provides useful information to investors and management to gain an overall understanding of its current financial performance and prospects. In addition, management uses non-GAAP financial measures for forecasting, facilitating ongoing operating decisions, and measuring the Company’s overall performance. The Company believes that these non-GAAP measures align closely with its internal measurement processes and are reflective of the Company’s core operating results.

A reconciliation of GAAP to non-GAAP information is included in the financial tables below. The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. Also, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures. As such, the non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated.

Forward-Looking Statements

This document contains certain forward-looking statements concerning the Company's current expectations as to future growth, financial outlook, business strategy and performance expectations for 2022 and beyond and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company, which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995. Generally, the words “anticipates,” “believes,” “expects,” “plans,” “may,” “will,” “might,” “would,” “should,” “could,” “seeks,” “estimates,” “project,” “predict,” “potential,” “currently,” “continue,” “intends,” “outlook,” “forecasts,” “target,” and other similar words identify forward-looking statements. These statements are based upon the Company's current expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, feedback from existing and potential new clients, a review of current and proposed legislation and governmental regulations that may affect the Company and/or its clients, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors and risks, including among others, any new or continuing regulatory, social and business responses to the COVID-19 pandemic, or the potential impacts of any similar items on the Company’s business, operations, employees, contractors and clients, and the potential impacts of any similar future public health crisis, pandemic, or epidemic, the availability to the Company of qualified professional staff, currency exchange risks, domestic and foreign industry competition for clients and talent, increased bargaining power of large clients, the Company's ability to protect confidential client data, the partial or complete loss of the revenue the Company generates from International Business Machines Corporation (IBM), the ability to integrate businesses when acquired and retain their clients while achieving cost reduction targets, the uncertainty of clients' implementations of cost reduction projects, the effect of healthcare reform and initiatives, the mix of work between solutions and services and non-strategic technology services, risks associated with operating in foreign jurisdictions, renegotiations, nullification, or breaches of contracts with clients, vendors, subcontractors or other parties, current macroeconomic conditions such as inflation, the change in valuation of capitalized software balances, the impact of current and future laws and government regulation, as well as repeal or modification of such, affecting the information technology (IT) solutions and services and staffing industry, taxes and the Company's operations in particular, industry, economic and political conditions, including fluctuations in demand for IT services, consolidation among the Company's competitors or clients, the need to supplement or change our IT services in response to new offerings in the industry or changes in client requirements for IT products and solutions, actions of activist shareholders, and other risks with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and actions in the U.S. and abroad, such as the current conflict between Russia and the Ukraine, and volatility in the global credit and financial markets and economy, and other factors that involve risk and uncertainty including those listed in the Company's reports filed with the Securities and Exchange Commission. Such forward-looking statements should be read in conjunction with the Company's disclosures set forth in the Company's Form 10-K for the year ended December 31, 2021, including the uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections and other reports, including but not limited to subsequent quarterly reports on Form 10-Q, that may be filed from time to time with the Securities and Exchange Commission and may be obtained through the Securities and Exchange Commission's Electronic Data Gathering and Analysis Retrieval System ("EDGAR") at www.sec.gov.The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

John M. Laubacker	Investor Relations:
Chief Financial Officer	Deborah K. Pawlowski
Tel: +1 716 887 7368	Kei Advisors LLC
dpawlowski@keiadvisors.com
Tel: +1 716 843 3908

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Income

(Unaudited)

(amounts in thousands except per share data)

	For the Quarter Ended			For the Three Quarters Ended
	September 30,	October 1,	September 25,	September 30,	October 1,	September 25,
	2022	2021	2020	2022	2021	2020

Revenue	$75,002	$90,603	$88,648	$247,178	$279,896	$264,743
Cost of services	56,773	70,313	69,101	188,604	218,460	209,412
Gross profit	18,229	20,290	19,547	58,574	61,436	55,331
Selling, general and admin. expenses	15,976	17,588	17,723	49,949	53,835	49,526
Operating income	2,253	2,702	1,824	8,625	7,601	5,805
Non-taxable life insurance gain	-	-	574	-	-	963
Gain on sale of building	-	-	-	-	-	824
Other expense, net	(392)	(542)	(240)	(1,034)	(948)	(436)
Income before income taxes	1,861	2,160	2,158	7,591	6,653	7,156
Provision (benefit) for income taxes	759	488	(673)	2,209	1,640	1,422
Net income	$1,102	$1,672	$2,831	$5,382	$5,013	$5,734

Net income per share:
Basic	$0.08	$0.12	$0.21	$0.37	$0.36	$0.42
Diluted	$0.07	$0.11	$0.20	$0.36	$0.34	$0.40

Weighted average shares outstanding:
Basic	14,480	14,011	13,655	14,366	13,850	13,603
Diluted	15,157	14,939	14,401	15,086	14,951	14,334

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Balance Sheets

(Unaudited)

(amounts in thousands)

	September 30,	December 31,	October 1,
	2022	2021	2021
Current Assets:
Cash and cash equivalents	$26,753	$35,584	$31,028
Accounts receivable, net	68,415	84,252	81,588
Other current assets	3,412	2,929	4,372
Total current assets	98,580	122,765	116,988

Property and equipment, net	4,888	5,242	5,253
Operating lease right-of-use assets	17,101	22,132	23,131
Cash surrender value	4,087	4,018	3,988
Acquired intangibles, net	5,618	7,280	7,713
Goodwill	38,914	19,676	20,101
Other assets	7,318	7,221	2,813
Total Assets	$176,506	$188,334	$179,987

Current Liabilities:
Accounts payable	$11,765	$21,150	$11,869
Accrued compensation	20,036	22,534	28,678
Operating lease liabilities	5,287	6,444	6,637
Other current liabilities	17,007	14,855	13,165
Total current liabilities	54,095	64,983	60,349

Operating lease liabilities	11,713	15,612	16,408
Other liabilities	14,680	13,302	18,772
Shareholders' equity	96,018	94,437	84,458
Total Liabilities and Shareholders' Equity	$176,506	$188,334	$179,987

COMPUTER TASK GROUP, INCORPORATED (CTG)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(amounts in thousands)

	For the Three Quarters Ended
	September 30,	October 1,	September 25,
	2022	2021	2020

Net income	$5,382	$5,013	$5,734
Depreciation and amortization expense	2,051	2,451	2,576
Equity-based compensation expense	1,869	1,974	1,805
Other operating items	3,207	(7,205)	15,344
Net cash provided by operating activities	12,509	2,233	25,459
Net cash used in investing activities	(17,917)	(1,978)	(3,959)
Net cash provided by (used in) financing activities	(884)	(1,175)	282
Effect of exchange rates on cash and cash equivalents	(2,539)	(917)	849
Net increase (decrease) in cash and cash equivalents	(8,831)	(1,837)	22,631
Cash and cash equivalents at beginning of period	35,584	32,865	10,781
Cash and cash equivalents at end of period	$26,753	$31,028	$33,412

COMPUTER TASK GROUP, INCORPORATED (CTG)

Year-to-date Consolidated and Segment Performance

(unaudited)

For reporting purposes, the Company discloses three segments, including IT Solutions and Services in each of North America and Europe, and Non-Strategic Technology Services, primarily in North America. The Company continues to invest in business development, including solutions, sales, delivery, and recruiting to drive its digital transformation strategy in both the North America and Europe IT Solutions and Services segments. The Company is not making any investment in its Non-Strategic Technology Services segment that includes lower margin staffing services. Contribution profit represents operational profit after consideration of expenses such as sales, solutions, delivery, recruiting and administrative expenses.

Consolidated Year-to-Date Results

($ in thousands)	For the Three Quarters Ended			Change 2021-2022		Change 2020-2021
	Sept. 30, 2022	Oct. 1, 2021	Sept. 25, 2020	$	%	$	%
Revenue	$247,178	$279,896	$264,743	$(32,718)	-11.7%	$15,153	5.7%

GAAP Operating Income	$8,625	$7,601	$5,805	$1,024	13.5%	$1,796	30.9%
GAAP Operating Margin	3.5%	2.7%	2.2%

Non-GAAP Operating Income*	$9,920	$8,690	$7,747	$1,230	14.2%	$943	12.2%
Non-GAAP Operating Margin*	4.0%	3.1%	2.9%

GAAP Net Income	$5,382	$5,013	$5,734	$369	7.4%	$(721)	-12.6%
GAAP Net Margin	2.2%	1.8%	2.2%

Non-GAAP Net Income*	$6,303	$5,846	$4,297	$457	7.8%	$1,549	36.0%
Non-GAAP Net Income Margin*	2.5%	2.1%	1.6%

Adjusted EBITDA*	$12,379	$11,568	$10,757	$811	7.0%	$811	7.5%
Adjusted EBITDA Margin*	5.0%	4.1%	4.1%

* A reconciliation of GAAP to non-GAAP information is included in the financial tables below

IT Solutions and Services

North America

($ in thousands)	For the Three Quarters Ended			Change 2021-2022		Change 2020-2021
	Sept. 30, 2022	Oct. 1, 2021	Sept. 25, 2020	$	%	$	%
Revenue	$61,114	$56,431	$45,508	$4,683	8.3%	$10,923	24.0%
Percent of total	24.7%	20.2%	17.2%

Gross profit	$21,664	$19,359	$15,937	$2,305	11.9%	$3,422	21.5%
Gross margin	35.4%	34.3%	35.0%

Contribution profit	$11,408	$9,572	$9,467	$1,836	19.2%	$105	1.1%
Contribution margin	18.7%	17.0%	20.8%

Year-to-Date Segment Performance (continued)

(unaudited)

Europe

($ in thousands)	For the Three Quarters Ended			Change 2021-2022		Change 2020-2021
	Sept. 30, 2022	Oct. 1, 2021	Sept. 25, 2020	$	%	$	%
Revenue	$112,896	$129,260	$110,990	$(16,364)	-12.7%	$18,270	16.5%
Percent of total	45.7%	46.2%	41.9%

Gross profit	$27,932	$31,506	$28,119	$(3,574)	-11.3%	$3,387	12.0%
Gross margin	24.7%	24.4%	25.3%

Contribution profit	$13,442	$15,704	$12,982	$(2,262)	-14.4%	$2,722	21.0%
Contribution margin	11.9%	12.1%	11.7%

Non-Strategic Technology Services

($ in thousands)	For the Three Quarters Ended			Change 2021-2022		Change 2020-2021
	Sept. 30, 2022	Oct. 1, 2021	Sept. 25, 2020	$	%	$	%
Revenue	$73,168	$94,205	$108,245	$(21,037)	-22.3%	$(14,040)	-13.0%
Percent of total	29.6%	33.6%	40.9%

Gross profit	$8,978	$10,571	$11,275	$(1,593)	-15.1%	$(704)	-6.2%
Gross margin	12.3%	11.2%	10.4%

Contribution profit	$6,892	$6,769	$5,877	$123	1.8%	$892	15.2%
Contribution margin	9.4%	7.2%	5.4%

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information

(Unaudited)

(amounts in thousands)

	For the Quarter Ended September 30, 2022
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$20,340	$33,258	$21,404	$75,002		$75,002
Cost of services	12,617	25,388	18,768	56,773		56,773
Gross profit	7,723	7,870	2,636	18,229		18,229
Gross margin	38.0%	23.7%	12.3%	24.3%		24.3%
Operating expenses	3,594	4,406	575	8,575		8,575
Contribution profit	$4,129	$3,464	$2,061	9,654		9,654
Contribution margin	20.3%	10.4%	9.6%	12.9%		12.9%
General and admin. expense				7,401	(744)	6,657
Operating income				$2,253	$744	$2,997
Operating margin				3.0%		4.0%

* Non-GAAP costs represent certain acquisition-related expenses

	For the Quarter Ended October 1, 2021
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$21,215	$39,199	$30,189	$90,603		$90,603
Cost of services	13,942	29,658	26,713	70,313		70,313
Gross profit	7,273	9,541	3,476	20,290		20,290
Gross margin	34.3%	24.3%	11.5%	22.4%		22.4%
Operating expenses	3,464	5,183	1,169	9,816		9,816
Contribution profit	$3,809	$4,358	$2,307	10,474		10,474
Contribution margin	18.0%	11.1%	7.6%	11.6%		11.6%
General and admin. expense				7,772	(280)	7,492
Operating income				$2,702	$280	$2,982
Operating margin				3.0%		3.3%

* Non-GAAP costs represent certain acquisition-related expenses

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

	For the Quarter Ended September 25, 2020
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$16,440	$38,506	$33,702	$88,648		$88,648
Cost of services	10,415	28,629	30,056	69,100		69,100
Gross profit	6,025	9,877	3,646	19,548		19,548
Gross margin	36.6%	25.7%	10.8%	22.1%		22.1%
Operating expenses	2,242	5,748	1,490	9,480		9,480
Contribution profit	$3,783	$4,129	$2,156	10,068		10,068
Contribution margin	23.0%	10.7%	6.4%	11.4%		11.4%
General and admin. expense				8,244	(526)	7,718
Operating income				$1,824	$526	$2,350
Operating margin				2.1%		2.7%

* Non-GAAP costs represent certain acquisition-related expenses

	For the Three Quarters Ended September 30, 2022
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$61,114	$112,896	$73,168	$247,178		$247,178
Cost of services	39,450	84,964	64,190	188,604		188,604
Gross profit	21,664	27,932	8,978	58,574		58,574
Gross margin	35.4%	24.7%	12.3%	23.7%		23.7%
Operating expenses	10,256	14,490	2,086	26,832		26,832
Contribution profit	$11,408	$13,442	$6,892	31,742		31,742
Contribution margin	18.7%	11.9%	9.4%	12.8%		12.8%
General and admin. expense				23,117	(1,295)	21,822
Operating income				$8,625	$1,295	$9,920
Operating margin				3.5%		4.0%

* Non-GAAP costs represent certain acquisition-related expenses

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment Information (continued)

(Unaudited)

(amounts in thousands)

	For the Three Quarters Ended October 1, 2021
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$56,431	$129,260	$94,205	$279,896		$279,896
Cost of services	37,072	97,754	83,634	218,460		218,460
Gross profit	19,359	31,506	10,571	61,436		61,436
Gross margin	34.3%	24.4%	11.2%	21.9%		21.9%
Operating expenses	9,787	15,802	3,802	29,391		29,391
Contribution profit	$9,572	$15,704	$6,769	32,045		32,045
Contribution margin	17.0%	12.1%	7.2%	11.4%		11.4%
General and admin. expense				24,444	(1,089)	23,355
Operating income				$7,601	$1,089	$8,690
Operating margin				2.7%		3.1%

* Non-GAAP costs represent certain acquisition-related expenses and rebranding costs

	For the Three Quarters Ended September 25, 2020
	North
	America	Europe	Non-Strategic			Non-
	IT Solutions	IT Solutions	Technology	GAAP	Non-	GAAP
	and Services	and Services	Services	Totals	GAAP*	Totals

Revenue	$45,508	$110,990	$108,245	$264,743		$264,743
Cost of services	29,571	82,871	96,970	209,412		209,412
Gross profit	15,937	28,119	11,275	55,331		55,331
Gross margin	35.0%	25.3%	10.4%	20.9%		20.9%
Operating expenses	6,470	15,137	5,398	27,005		27,005
Contribution profit	$9,467	$12,982	$5,877	28,326		28,326
Contribution margin	20.8%	11.7%	5.4%	10.7%		10.7%
General and admin. expense				22,521	(1,942)	20,579
Operating income				$5,805	$1,942	$7,747
Operating margin				2.2%		2.9%

* Non-GAAP costs represent certain acquisition-related expenses and costs associated with severance

COMPUTER TASK GROUP, INCORPORATED (CTG)

Segment and Vertical Market Trends (Unaudited)

Supplemental Financial Information

						Twelve Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
	2021	2021	2022	2022	2022	2022
Revenue (in millions)
North America IT Solutions and Services	$21.215	$45.075	$20.435	$20.339	$20.340	$106.189
Europe IT Solutions and Services	39.199	40.081	42.478	37.160	33.258	152.977
Non-Strategic Technology Services	30.189	27.233	26.504	25.260	21.404	100.401
Total Revenue	$90.603	$112.389	$89.417	$82.759	$75.002	$359.567

Foreign Currency Impact	$0.453	$(1.520)	$(3.106)	$(4.943)	$(5.727)	$(15.296)

Revenue By Geography
North America	55.5%	63.4%	51.7%	54.4%	55.3%	56.7%
Europe	44.5%	36.6%	48.3%	45.6%	44.7%	43.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Revenue by Vertical Market
Technology Service Providers	28%	20%	24%	24%	22%	23%
Healthcare	18%	36%	17%	18%	19%	23%
Financial Services	18%	13%	17%	15%	15%	15%
Manufacturing	12%	10%	14%	15%	17%	14%
Energy	5%	4%	5%	7%	6%	5%
General Markets	19%	17%	23%	21%	21%	20%
Total	100%	100%	100%	100%	100%	100%

Operating Margins
GAAP Operating Margin	3.0%	4.6%	3.6%	3.8%	3.0%	3.8%
Non-GAAP Operating Margin	3.3%	4.8%	3.9%	4.2%	4.0%	4.2%

Other Information (in millions except Billable Days and EPS)

Billable Days	63	63	65	64	63	255
Net Income	$1.672	$8.717	$2.240	$2.040	$1.102	$14.099
GAAP Diluted EPS*	$0.11	$0.58	$0.15	$0.13	$0.07	$0.93
Non-GAAP Diluted EPS*	$0.13	$0.25	$0.16	$0.15	$0.11	$0.67
Adjusted EBITDA (non-GAAP)	$3.8	$6.5	$4.3	$4.2	$3.8	$18.9

Balance Sheet Information (in millions except DSO)

Cash less Debt, Net	$31.0	$35.6	$38.7	$35.5	$26.8
Working Capital	$56.6	$57.8	$60.3	$61.8	$44.5
DSO	82	67	76	84	83

* GAAP Diluted EPS for the 2021 fourth quarter and Twelve Months Ended September 2022 includes a $0.34 benefit from the reversal of a valuation allowance against deferred tax assets, while the corresponding amounts in the non-GAAP Diluted EPS balances for the 2021 fourth quarter and Twelve Months Ended September 2022 excludes that benefit.

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

The non-GAAP information below excludes expenses associated with certain acquisition-related expenses and the reversal of a tax valuation allowance. The acquisition-related expenses consist of due diligence costs, amortization of intangible assets, and changes in the value of earn-out payments upon the achievement of certain financial targets from the Company’s recent acquisitions.

Reconciliation of GAAP to non-GAAP Operating Income

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
(in millions)	2021	2021	2022	2022	2022	2022
GAAP Operating Income	$2.702	$5.141	$3.199	$3.173	$2.253	$13.766
Acquisition-related expenses	0.280	0.211	0.262	0.290	0.744	1.507
Non-GAAP Operating Income	$2.982	$5.352	$3.461	$3.463	$2.997	$15.273

Reconciliation of GAAP to non-GAAP Operating Margin

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
	2021	2021	2022	2022	2022	2022
GAAP Operating Margin	3.0%	4.6%	3.6%	3.8%	3.0%	3.8%
Acquisition-related expenses	0.3%	0.2%	0.3%	0.4%	1.0%	0.4%
Non-GAAP Operating Margin	3.3%	4.8%	3.9%	4.2%	4.0%	4.2%

Reconciliation of GAAP to non-GAAP Net Income

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
(in millions)	2021	2021	2022	2022	2022	2022
GAAP Net Income	$1.672	$8.717	$2.240	$2.040	$1.102	$14.099
Acquisition-related expenses	0.216	0.151	0.199	0.212	0.510	1.072
Reversal of tax valuation allowance	-	(5.094)	-	-	-	(5.094)
Non-GAAP Net Income	$1.888	$3.774	$2.439	$2.252	$1.612	$10.077

COMPUTER TASK GROUP, INCORPORATED (CTG)

(Unaudited)

Reconciliation of GAAP to non-GAAP Diluted Earnings per Share (EPS)

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
	2021	2021	2022	2022	2022	2022
GAAP Diluted EPS	$0.11	$0.58	$0.15	$0.13	$0.07	$0.93
Acquisition-related expenses	0.02	0.01	0.01	0.02	0.04	0.08
Reversal of tax valuation allowance	-	(0.34)	-	-	-	(0.34)
Non-GAAP Diluted EPS	$0.13	$0.25	$0.16	$0.15	$0.11	$0.67

Reconciliation of Net Income to Adjusted EBITDA (non-GAAP), which includes earnings before interest (including amortization of deferred debt financing costs), taxes, depreciation and amortization, equity-based compensation, and acquisition-related expenses.

						Twelve
						Months
	For the Quarter Ended					Ended
	Sept.	Dec.	Mar.	Jun.	Sept.	Sept.
(in millions)	2021	2021	2022	2022	2022	2022
Net Income	$1.672	$8.717	$2.240	$2.040	$1.102	$14.099
Taxes	0.488	(3.633)	0.702	0.748	0.759	(1.424)
Interest	0.112	0.100	0.100	0.100	0.103	0.403
Depreciation and amortization	0.766	0.721	0.716	0.684	0.651	2.772
Equity-based compensation expense	0.702	0.666	0.573	0.603	0.693	2.535
Other	0.007	(0.058)	-	0.049	0.516	0.507
Adjusted EBITDA	$3.747	$6.513	$4.331	$4.224	$3.824	$18.892
Adjusted EBITDA Margin	4.1%	5.8%	4.8%	5.1%	5.1%	5.3%

- END -

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